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                                                                      EXHIBIT 10


                              MANAGEMENT AGREEMENT

                                TABLE OF CONTENTS


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
RECITALS OF FACT..................................................................................................1

AGREEMENT.........................................................................................................3

ARTICLE 1 -  DEFINITIONS..........................................................................................3
                  1-1.     "Agreement"............................................................................3
                  1-2.     "Annual Budget"........................................................................3
                  1-3.     "Annual Fee"...........................................................................3
                  1-4.     "Annual Report"........................................................................3
                  1-5.     "Approval".............................................................................3
                  1-6.     "Asset Management" or "Asset Management Services"......................................3
                  1-7.     "Authorized Representative"............................................................4
                  1-8.     "Effective Date".......................................................................4
                  1-9.     "Entitlements".........................................................................4
                  1-10.    "FECI".................................................................................5
                  1-11.    "GCC"..................................................................................5
                  1-12.    "General Development Plan".............................................................5
                  1-13.    "Monthly Report".......................................................................5
                  1-14.    "Notice"...............................................................................5
                  1-15.    "Operating Properties".................................................................5
                  1-16.    "Properties"...........................................................................6
                  1-17.    "Property Management" or "Property Management Services"................................6
                  1-18.    "Properties Under Development".........................................................7
                  1-19.    "Quarterly Report".....................................................................7
                  1-20.    "St. Joe"..............................................................................7
                  1-21.    "Standards"............................................................................7
                  1-22.    "Vacant Lands".........................................................................7

ARTICLE 2 - APPOINTMENT AND AUTHORITY.............................................................................7
                  2-1.     Appointment and Authority..............................................................7
                  2-2.     Control by GCC.........................................................................8
                  2-3.     Agency and Fiduciary Obligation........................................................8

ARTICLE 3 - GENERAL DUTIES........................................................................................9

ARTICLE 4 - DUTIES AS ASSET MANAGER OF ALL PROPERTIES............................................................10
                  4-1.     St. Joe's Asset Management Responsibilities...........................................10



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
                  4-2.     Accounting Functions..................................................................10

ARTICLE 5 - DUTIES AS PROPERTY MANAGER...........................................................................10
                  5-1.     General...............................................................................10
                  5-2.     Management of Operating Properties....................................................11
                           5-2-1.   Services.....................................................................11
                           5-2-2.   Management of Services Provided by Contractors...............................11
                  5-3.     Management of the Vacant Lands........................................................12
                           5-3-1.   Provide or Contract for Services.............................................12
                           5-3-2.   Management of Services Provided by Contractors...............................12
                  5-4.     Property Management Fees..............................................................12

ARTICLE 6 - DUTIES WITH RESPECT TO DEVELOPMENT...................................................................13
                  6-1.     General...............................................................................13
                  6-2.     Updates of General Development Plans..................................................13
                  6-3.     No Development Responsibilities.......................................................13
                  6-4.     Management of Developed Properties....................................................14

ARTICLE 7 - STANDARDS OF PERFORMANCE.............................................................................14

ARTICLE 8 -  FEES AND EXPENSES...................................................................................14
                  8-1.     Amount of Fee.........................................................................14
                  8-2.     Determination of Value................................................................15
                  8-3.     Pro rata Adjustments..................................................................15
                  8-4.     Payment of Annual Fee.................................................................16
                  8-5.     Expenses..............................................................................16
                  8-6.     Adjustments...........................................................................17
                  8-7.     Service Obligations Dependent on Availability of Funds................................18
                  8-8.     No Liability for GCC's Obligations....................................................18

ARTICLE 9 - ANNUAL BUSINESS PLAN AND BUDGET......................................................................18
                  9-1.     Preparation and Submission of Annual Budget...........................................18
                  9-2.     Limitation on Expenditures............................................................19
                  9-3.     Budget Revisions......................................................................19
                  9-4.     Emergencies...........................................................................19

ARTICLE 10 - BOOKS, RECORDS, REPORTS AND REMITTANCES.............................................................20
                  10-1.    Financial and Other Records...........................................................20
                  10-2.    Generally Accepted Accounting Practices; Access.......................................20
                  10-3.    Monthly Reports.......................................................................20
                  10-4.    Quarterly Reports.....................................................................21
                  10-5.    Annual Reports........................................................................21
                  10-6.    Attendance at GCC Board Meetings......................................................21
                  10-7.    Access to GCC Records.................................................................22

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
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ARTICLE 11 -  BANK ACCOUNTS AND PAYMENT OF EXPENSES..............................................................22

ARTICLE 12 -  EXECUTION OF DEEDS, LEASES AND OTHER DOCUMENTS.....................................................24

ARTICLE 13 -  GCC APPROVALS......................................................................................24
                  13-1.    Requests for Approval.................................................................24
                  13-2.    Approval  Procedure...................................................................24
                  13-3.    Approval Procedures for Annual Budgets................................................25

ARTICLE 14 - RISK OF LOSS, INSURANCE LITIGATION AND INDEMNITY....................................................26
                  14-1.    GCC's Risk of Loss....................................................................26
                  14-2.    GCC's Insurance.......................................................................26
                           14-2-1.    Property Insurance.........................................................26
                           14-2-2.    Liability Insurance........................................................26
                  14-3.    St. Joe's Insurance...................................................................27
                  14-4.    Claims Management.....................................................................27
                  14-5.    Litigation............................................................................27
                  14-6.    Indemnity.............................................................................28

ARTICLE 15 - TERM AND TERMINATION................................................................................28
                  15-1.    Term..................................................................................28
                  15-2.    Termination...........................................................................28
                           15-2-1.    Events of Default..........................................................28
                           15-2-2.    Remedies Upon Default......................................................29
                  15-3.    Option to Terminate...................................................................30
                  15-4.    Duties Upon Termination...............................................................30
                           15-4-1.    Delivery of Property.......................................................30
                           15-4-2.    Retention of Copies........................................................30
                           15-4-3.    GCC's Financial Obligations After Termination..............................31
                  15-5.    Vesting of Right to Compensation......................................................31

ARTICLE 16 - ARBITRATION.........................................................................................31

ARTICLE 17  - GENERAL............................................................................................32
                  17-1.    Related Party Transactions............................................................32
                  17-2.    No Employment or Partnership Relationship.............................................32
                  17-3.    Representations and Warranties........................................................33
                           17-3-1.    GCC's Representations and Warranties.......................................33
                           17-3-2.    St. Joe's Representations and Warranties...................................34
                  17-4.    Notices...............................................................................35
                  17-5.    Severability..........................................................................36
                  17-6.    Successors and Assigns................................................................36
                  17-7.    Governing Law.........................................................................36
                  17-8.    Entire Agreement......................................................................36
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                              MANAGEMENT AGREEMENT

         AGREEMENT made as of January 1, 1998, between GRAN CENTRAL CORPORATION, a Florida corporation ("GCC") and THE ST. JOE COMPANY, a Florida corporation
("St. Joe").

                                RECITALS OF FACT

         GCC is in the real estate business and owns Properties in various locations in the State of Florida. It is a wholly-owned subsidiary of Florida
East Coast Industries, Inc. ("FECI"). FECI's primary other business is owning and operating the Florida East Coast Railroad (the "Railroad"), and its expertise is mainly in the transportation business. St. Joe owns a majority of FECI's issued and outstanding shares of common stock. St. Joe's principal business is developing and managing complex real estate developments. It has considerable expertise in that field.

         FECI and GCC have determined that it would be in their best interests for GCC to appoint St. Joe as GCC's agent to provide asset management and other services to GCC upon the terms contained in this agreement.
FECI and GCC believe that St. Joe's services will:

                  significantly enhance the value of GCC's Properties;

                  bring St. Joe's real estate, financial and management
                           expertise to bear directly on GCC's real estate operations;

                  enable FECI's management personnel to concentrate their
                           efforts on managing the Railroad; and

                  optimize the return on GCC's real estate.



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         GCC holds three categories of Properties: Operating Properties, which are mostly office and industrial buildings held for lease, Vacant Lands, and
Properties Under Development. GCC desires that St. Joe (a) assume Asset
Management responsibilities with respect to all of the Properties, (b) take appropriate actions as approved by GCC to enhance the long-term value of all of the Properties and to create or increase cash flow from all of the Properties, including, where feasible, the Vacant Lands, (c) provide Property Management
Services or engage third-party contractors to provide those services for all of the Properties except Properties Under Development, (d) carefully monitor the services of third-party contractors to ensure that the management and other services they provide meet the Standards contained in this Agreement, (e)
identify the Vacant Lands that are most suitable for development and make recommendations concerning how they should be developed, (f) market any of the
Properties that are not reasonably suitable for retention or development, (g)
provide all internal accounting services required for GCC's operations, and (h)
make periodic reports to GCC on its activities under this Agreement.

         St. Joe has agreed to accept appointment as GCC's asset manager, and it shall provide the services described in the preceding paragraph and use its best efforts to increase the cash flow from the Properties and otherwise enhance their long-term value.



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                                    AGREEMENT

         IN CONSIDERATION of the mutual promises contained in this Agreement, the parties agree as follows:

                             ARTICLE 1 - DEFINITIONS

         For purposes of this Agreement, the terms set forth in this Article have the meanings ascribed to them in the following definitions:

         1-1. "Agreement" means this Management Agreement.

         1-2. "Annual Budget" means the annual budget prepared by St. Joe under section 9-1 of this Agreement as modified by any revisions approved by GCC under section 9-3.

         1-3. "Annual Fee" means the annual fee GCC is obligated to pay St. Joe for its services under this Agreement computed as provided in section 8-1.

         1-4. "Annual Report" means the annual report on GCC's financial condition and the results of its operations prepared in accordance with section
10-5.

         1-5. "Approval" when used in relation to GCC means approval given by GCC as provided in Article 13.

         1-6. "Asset Management" or "Asset Management Services" means services with respect to a portfolio of real estate assets in which real estate, financial and management expertise are integrated in creating and implementing strategies to enhance the value of the assets in the portfolio by taking actions that include, without limitation: (a) analyzing properties in the portfolio to determine whether they are being put to their highest and



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best uses, (b) determining what actions can be taken to enhance the cash flow from properties in the portfolio, (c) identifying vacant lands in the portfolio that may be suitable for development, those that should be held for future development and those that should be sold, (d) assessing market conditions for the optimal development of tracts identified as suitable for development in light of the various components of risk to determine what kinds of improvements are likely to best enhance their long-term value, (e) estimating the cost of development, the income and expenses of operating or marketing the property after it is developed and the resulting rate of return on the cost of the development, (f) making recommendations on the timing of proposed developments,
(g) recommending optimal financing for proposed developments, (h) creating and implementing plans for marketing the Properties resulting from development and
(i) selecting and managing property managers to carry on the day-to-day management of all of the Properties in the portfolio.

         1-7. "Authorized Representative" with reference to GCC means GCC's
President and Chief Executive Officer or a person whom he designates to act in his place in a Notice given to St. Joe.

         1-8. "Effective Date" with reference to this Agreement means the date on which this Agreement is executed as shown in its first unnumbered paragraph.

         1-9. "Entitlements" means benefits available with respect to a property under laws, governmental rules and regulations and private contracts and includes rights of use under zoning and similar regulations, rights to development under orders and permits



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issued by governmental authority, rights to special tax treatment and other economic benefits under state or local programs providing tax or other incentives to encourage development, and all other similar rights or benefits.

         1-10. "FECI" means Florida East Coast Industries, Inc., a Florida corporation.

         1-11. "GCC" means Gran Central Corporation.

         1-12. "General Development Plan" means a plan for the development of a tract or tracts of Vacant Land prepared and updated as provided in Article 6 which describes the proposed development in general terms but also in sufficient detail to permit GCC to estimate whether the reasonably expected risk-adjusted rate of return from the development will be high enough to justify making an investment in preparing the more detailed plans and projections needed to support a final development decision.

         1-13. "Monthly Report" means the financial report that St. Joe is required to make to GCC in accordance with section 10-3 on the results of GCC's operations for the preceding month.

         1-14. "Notice" means a communication of information by either party to the other that meets the requirements of section 17-4.

         1-15. "Operating Properties" means the Operating Properties listed on
Schedule A., as the same may be amended from time to time as GCC adds Operating
Properties by giving Notice to St. Joe, including properties that are added to the category of Operating Properties after they have been developed as provided in section 6-4; or deletes properties after GCC has sold them.



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         1-16. "Properties" means all of the GCC buildings and lands listed on
Schedules A and B. The term "Properties" includes the Operating Properties and
Vacant Lands, but it does not include Properties Under Development.

         1-17. "Property Management" or "Property Management Services" means management services provided to an owner of real property with respect to specific properties or groups of properties by a manager whose responsibilities depend upon and vary with the nature of the specific properties under management but may include, without limitation, (a) serving as leasing agent for properties held in whole or in part for lease, (b) constructing or arranging for the construction of tenant improvements, (c) constructing or arranging for the construction of capital improvements intended to upgrade the property to enhance its marketability, (d) providing or contracting with others to provide tenant services, (e) collecting rent and other payments due from tenants, (f) maintaining the property in good condition and repair, (g) providing or contracting with others to provide services such as cleaning, security, landscaping, pest control and similar services, (h) arranging for and maintaining in force on behalf of the owner insurance coverage that is appropriate to the risks involved in owning or operating the property, (i) making sure that the property and its use comply with all applicable laws, regulations and similar requirements, (j) monitoring tax assessments and the bases for other charges against the property and taking action to ensure that the property is treated equitably, (k) making timely payment of all taxes and other charges against the properties, (l) ensuring that any entitlements related to the property are not jeopardized or



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diminished by management actions or omissions, (m) accounting for receipts and expenditures, and (n) taking such other actions on behalf of the owner that a knowledgeable owner of the property would take in managing the property on its own behalf.

         1-18. "Properties Under Development" means properties the development of which has been approved by GCC as provided in section 6-1. Properties Under
Development are not covered by this Agreement. A tract of land is "under development" from the date GCC approves its development until the development is complete.

         1-19. "Quarterly Report" means a financial report that St. Joe is required to make to GCC in accordance with section 10-4 on the results of GCC's operations for the preceding quarter.

         1-20. "St. Joe" means The St. Joe Company, or its assignee which is a wholly owned subsidiary.

         1-21. "Standards" means the standards of performance that St. Joe and contractors must meet as required by Sections 5-2 and 5-3 and Article 7.

         1-22. "Vacant Lands" means the vacant Properties listed on Schedule B.

                      ARTICLE 2 - APPOINTMENT AND AUTHORITY

         2-1. Appointment and Authority. GCC appoints St. Joe as GCC's exclusive agent to provide Asset Management Services for GCC's real estate assets listed on Schedules A and B (collectively the "Properties") with the objective of increasing the cash flow from the Properties and otherwise enhancing their long-term values, and,



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subject to the limitations in this Agreement, grants to St. Joe authority on its behalf to take all actions St. Joe consistent with this Agreement deems necessary or appropriate to carry out those responsibilities; provided, however, but nothing in the exclusive agency created hereby shall preclude GCC from retaining and consulting real estate consultants, advisors or other professionals to advise it, its management and its board of directors concerning the Properties or the services performed or to be performed under this Agreement.

         2-2. Control by GCC. St. Joe's actions under this Agreement shall be subject at all times to GCC's supervision and control as provided in this Agreement. Except as otherwise provided in this Agreement, all actions, approvals, consents or notices taken or given by GCC under this Agreement will be in writing and signed by GCC's Authorized Representative.

         2-3. Agency and Fiduciary Obligation. In performing its duties under this Agreement, St. Joe shall be an agent for GCC and shall at all times have a fiduciary obligation to act in good faith, with due care, and solely in the interests of GCC.

         Without limiting the foregoing, St. Joe acknowledges that such obligation includes a requirement that corporate and business opportunities belonging to GCC be appropriately identified and protected, and agrees to confer with GCC concerning circumstances which may give rise to such opportunities.

         Notwithstanding anything in this Agreement to the contrary, St. Joe shall not have the authority to take any of the following actions without the prior approval of the Board



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of Directors of GCC, as certified to St. Joe by the GCC Authorized
Representative unless such actions have been approved pursuant to an Annual
Budget: (a) sell, exchange or otherwise dispose of, or enter into an agreement, arrangement or understanding with respect to the sale, exchange or other disposition of, a Property; (b) lease, or agree to lease, all or a substantial portion of a property owned by GCC to one lessee and for a term (including, for this purpose, any renewal options) of more than twenty-five years; (c) lease, or agree to lease, a property owned by GCC or any portion thereof or interest therein to St. Joe or any of its affiliates or associates; (d) purchase, lease
(as lessor) or otherwise acquire any land or buildings or any interest therein, or enter into any agreement, arrangement or understanding with respect thereto;
(e) borrow money, or enter into any agreement, arrangement or understanding with respect thereto; (f) settle, compromise or otherwise obligate GCC to pay any amount in connection with any claim, action, suit or proceeding by or against GCC in excess of $250,000; or (g) enter into any agreement, arrangement or understanding with St. Joe or any of its affiliates or associates involving in excess of $50,000.

                           ARTICLE 3 - GENERAL DUTIES

         St. Joe shall (a) provide Asset Management Services for all of the Properties, (b) provide Property Management Services or engage third-party contractors to provide those services for all of the Properties, and (c) develop plans for the sale of specific Properties that GCC has determined are not reasonably suitable for development or retention. Except as specifically provided in this Agreement, St. Joe shall have no development



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responsibilities under this Agreement. The parties contemplate that after GCC accepts a recommendation by St. Joe concerning the development of specific
Vacant Lands the parties may but shall not be obligated to negotiate a separate agreement defining the terms on which St. Joe will manage the development on GCC's behalf.


              ARTICLE 4 - DUTIES AS ASSET MANAGER OF ALL PROPERTIES

         4-1. St. Joe's Asset Management Responsibilities. Upon the terms and subject to the conditions in this Agreement, St. Joe shall provide Asset
Management Services with respect to the all of the Properties. The parties intend that St. Joe shall:

         (a) assume and perform all of GCC's day-to-day responsibilities as owner of the Properties, subject to GCC's reserved right under this Agreement
(i) to make certain management decisions, and (ii) to control St. Joe's actions, and

         (b) keep GCC continuously informed of its actions by making the reports required by this Agreement and as may otherwise be requested by GCC from time to time so that GCC will have the information it needs to carry out the responsibilities of oversight and control which it has retained.

         4-2. Accounting Functions. St. Joe shall also assume and perform all of GCC's internal accounting functions and provide GCC with the accounting reports described in this Agreement.

                     ARTICLE 5 - DUTIES AS PROPERTY MANAGER

         5-1. General. Upon the terms and subject to the conditions in this Agreement,



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St. Joe shall provide Property Management Services with respect to the all of the Properties. It may, in its discretion, (a) perform all required Property
Management Services itself, (b) engage third-party contractors to provide all of those services, or (c) perform some of those services itself and engage third-party contractors to provide others. In any case, St. Joe shall be responsible for ensuring that all of the Property Management Services required by this Agreement are provided with respect to each of the Properties and that the services meet the Standards set forth in Article 7.

         5-2. Management of Operating Properties.

                  5-2-1. Services. The Property Management Services that St. Joe and the third-party contractors with whom it contracts provide to the Operating
Properties shall meet the high standards of quality established by first class
Property Managers of buildings similar to those under management and shall meet the Standards set forth in Article 7.

                  5-2-2. Management of Services Provided by Contractors. St. Joe shall (a) carefully monitor the performance of all third party contractors who provide Property Management Services and other services with respect to the Operating Properties, (b) ensure that all contracts with all third party contractors who provide Property Management Services and other services with respect to the Operating Properties require all such contractors to meet the Standards, and (c) ensure that their performance meets the Standards provided for in this Agreement and in its contracts with them.



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         5-3. Management of the Vacant Lands.

                  5-3-1. Provide or Contract for Services. The Property
Management Services that St. Joe and the third-party contractors with whom it contracts provide to the Vacant Lands shall be appropriate to the needs of each parcel or tract of Vacant Land and shall meet the Standards set forth in Article
7. In providing Property Management Services, one of St. Joe's principal objectives shall be to create and, where feasible, implement strategies that will generate or increase cash flow from the Vacant Lands.

                  5-3-2. Management of Services Provided by Contractors. St. Joe shall (a) carefully monitor the provision of services by third party contractors, (b) ensure that all contracts for the provision of services by third party contractors require all such contractors to meet the Standards, and
(c) ensure that their performance meets the Standards provided for in this Agreement and in its contracts with them.

         5-4. Property Management Fees. The fees that are payable to St. Joe under Article 8 for its Asset Management services shall be St. Joe's only compensation for contracting with third party property managers and supervising the Property Management Services they provide. St. Joe shall be entitled to charge separately for Property Management Services that it provides under this Article. The terms on which St. Joe renders Property Management Services shall be governed by Article 17 and stated in writings copies of which shall be provided to GCC promptly after the terms are established.



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                 ARTICLE 6 - DUTIES WITH RESPECT TO DEVELOPMENT

         6-1. General. St. Joe shall prepare General Development Plans for the development of Vacant Lands that it has determined to be suitable for development. Those plans shall describe the type of development that St. Joe believes to be most appropriate and state the assumptions on which its determination is based. The plans shall also include estimates of (a) the total cost of the development, (b) the income that will be generated after development is complete, (c) the expenses of operating the developed property, and (d) the rate of return GCC would realize from the development. St. Joe shall submit all General Development Plans to GCC for its approval.

         6-2. Updates of General Development Plans. Until GCC has approved a
General Plan for Development St. Joe has submitted for approval, St. Joe shall prepare and submit to GCC for its consideration such modifications, updates and revisions to the General Plan for Development as it determines are dictated by changes in economic, development and market conditions and by other factors.

         6-3. No Development Responsibilities. Except as provided in the preceding sections of this Article, St. Joe shall have no responsibilities under this Agreement for the actual development of Vacant Lands. The parties contemplate that any further development responsibilities of St. Joe will be provided for in other agreements that may be negotiated to take into account the distinctive issues that development of specific properties may create.



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         6-4. Management of Developed Properties. Unless the parties otherwise agree, Properties that are developed during the term will be added to the category of Operating Properties when their development is complete.

                      ARTICLE 7 - STANDARDS OF PERFORMANCE

          The Asset Management Services that St. Joe provides to GCC under this
Agreement shall comply with the provisions of Article 4 and meet the high standards of quality of services generally provided for similar properties by first-class asset managers of real property assets. The Property Management
Services provided with respect to the Operating Properties shall meet the high standards of quality of services generally provided by managers of first class buildings of the type under management. The Property Management Services provided with respect to the Vacant Lands shall meet the high quality standards generally provided by first class managers of Vacant Lands of the type under management.

                         ARTICLE 8 - FEES AND EXPENSES

         8-1. Amount of Fee. As compensation for its Asset Management Services under this Agreement, GCC shall pay to St. Joe an Annual Fee in an amount equal to the product of (a) the aggregate fair market value of the Properties as of the first day of the year for which the fee is to be determined (b) multiplied by .005 (one half of 1%). As provided in Section 5-4, St. Joe shall be entitled to charge additional reasonable fees for any Property Management Services it renders.



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         8-2. Determination of Value. Based on appraisals in their possession and such other information as they deemed relevant, the parties have determined that the aggregate fair market of the Properties as of January 1, 1998 was
$425,000,000. The annual fee for 1998 shall be based on that value. For each calendar year after 1998, the fair market value shall be determined by an independent appraiser who shall value the Properties as of the first day of the calendar year. The appraiser shall be selected by GCC on or before December 1 of the previous year from a list of at least three independent appraisers recommended by St. Joe. If none of the appraisers on the list is satisfactory to
GCC, St. Joe shall provide another list or, if GCC elects to do so, it may select an appraiser other than one suggested by St. Joe. GCC shall bear the cost of appraisals provided for in this section. In the event St. Joe disagrees with an appraisal it shall provide Notice to GCC with 10 days that it elects to institute the arbitration provisions of Article 16 of this Agreement.

         8-3. Pro rata Adjustments. The Annual Fee for 1998 shall be prorated based on the number of days from the Effective Date of this Agreement through December 31, 1998. If any properties are added to the list of Properties during a year, the parties shall mutually agree on the fair market value of any added properties as of the date it is added to the list, and the Annual Fee shall be increased by the product of that value multiplied both by .005 and by the fraction in which the numerator is the number of days remaining in the year and the denominator is the number of days in the year. If any property is sold during the year, the value of that property shall be subtracted from the aggregate value of



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the Properties, and the Annual Fee shall be adjusted appropriately. If this
Agreement is terminated at any time other than the end of any calendar year, the Annual Fee shall be computed to cover only the period from the first day of the year until the date termination is effective.

         8-4. Payment of Annual Fee. GCC will pay the Annual Fee in monthly installments on or before the tenth day of each month. Each installment shall be in an amount equal to one-twelfth of the Annual Fee. If in any year in which the aggregate value of the Properties is required to be determined by appraisal the appraisal has not been completed in time to compute any monthly installment, the installment shall be in the amount of one-twelfth of the Annual fee for the previous year, subject to adjustment within 15 days after the appraisal is completed. The amount of any additional fees paid when the fee is adjusted shall be increased by interest from the date the installment was due until the date it is paid at the rate equal to the prime rate or rates for commercial banks reported in the Wall Street Journal for the period during which interest has accrued.

         8-5. Expenses. Subject to the condition that expenditures may not exceed by more than 5% the aggregate amount provided in the Annual Budget, GCC shall pay or reimburse St. Joe for all expenses and all capital expenditures that St. Joe makes or incurs in performing Asset Management or Property
Management Services that are specifically related to the management or improvement of specific Properties. Except as otherwise provided in this Agreement, St. Joe shall bear (a) all of its overhead expenses, (b) all expenses it incurs in performing obligations under this Agreement that are not directly




                                       16

related to the management, improvement or development of specific Properties, and (c) the cost of all expenditures which exceed during any period covered by any Annual Budget by more than 5% the aggregate amount in such Annual Budget. The expenses and capital expenditures that are directly related to specific Properties and will be borne by GCC include without limitation out-of-pocket expenses and capital expenditures incurred for: (a) services performed by third-party contractors; (b) advertising and marketing specific Properties; (c) legal fees of outside law firms directly related to transactions (sales, mortgages, etc.) or litigation involving specific Properties; (d) architectural and engineering services directly related to specific Properties; (e) repairs, supplies, taxes, insurance premiums, utilities, computer or data processing charges of third party providers; (f) capital improvements; and (g) any other expenses or expenditures directly related to the management operation or improvement of specific Properties and properly incurred under this Agreement.

         8-6. Adjustments. All amounts used in calculating fees paid to or owing to St. Joe under this Agreement shall be determined from the financial records and reports maintained, delivered and reviewed in accordance with Article 10. If the accounting firm conducting any of the reviews or audits of St. Joe's records determines that amounts upon which payments to St. Joe have been calculated were inaccurate, an appropriate adjustment will be made, and the party from whom payment is due shall promptly pay the amount required to correct the error. If any dispute should arise between GCC and St. Joe in connection with any such amounts, it shall be submitted to and resolved by arbitration in accordance with Article 16.

         8-7. Service Obligations Dependent on Availability of Funds. Notwithstanding any other provision of this Agreement to the contrary, St. Joe may but shall not be obligated to advance funds to GCC when funds that are needed to provide services or make capital expenditures provided for in this Agreement are not available in the bank account or accounts described in Article 11 or are not otherwise provided by GCC. Funds so advanced shall bear interest at the rate equal to the prime rate or rates for commercial banks reported in the Wall Street Journal for the period during which interest has accrued.

         8-8. No Liability for GCC's Obligations. In contracting with third-party contractors for services to be provided with respect to specific Properties, St. Joe shall be acting as agent for GCC and not for its own account and, provided its actions are authorized by this Agreement, GCC shall be solely responsible for all obligations it incurs in connection with specific Properties or their operation.

                   ARTICLE 9 - ANNUAL BUSINESS PLAN AND BUDGET

         9-1. Preparation and Submission of Annual Budget. Within 90 days after the execution of this Agreement and, thereafter, not later than 45 days before the end of each calendar year during the term of this Agreement, St. Joe will prepare and submit to GCC for approval, a business plan and operating budget for the coming calendar year, broken down by month, treating the Operating Properties and the Vacant Lands separately. Each Annual Budget shall contain (a) pro forma estimates of all receipts and operating expenditures on a monthly basis for each Operating Property and each tract of Vacant Land, (b) an annual capital budget showing projected expenditures on a monthly basis for anticipated construction, capital improvements or renovations contemplated for each Property, and (c) a plan for the marketing and sale of each Property the sale of which is recommended by St. Joe.

         9-2. Limitation on Expenditures. Except as otherwise provided in section 9-4, St. Joe shall be responsible for aggregate expenditures made or incurred by St. Joe on GCC's behalf in any year with respect to a specific Property that exceed by more than 5% the aggregate amounts set forth in the approved Annual Budget for that year.

         9-3. Budget Revisions. If, due to changes in economic, development and market conditions or other factors, St. Joe determines it is desirable to incur expenses or make investments that exceed by more than 5% those provided for in the Annual Budget, it may prepare and submit to GCC for approval such proposed revisions to the Annual Budget as may be required to take the proposed changes into account. Upon GCC's approval, the Annual Budget shall be deemed modified to include any changes made by the revision. The term "Annual Budget" means the Annual Budget provided for in section 9-1 as modified by any revisions approved by GCC.

         9-4. Emergencies. Notwithstanding the provisions of this Agreement limiting reimbursable expenses, St. Joe shall be entitled to make such emergency expenditures as it reasonably determines are required to protect the Properties or GCC from serious damage. St. Joe shall immediately advise GCC by telephone of the nature of the emergency and of the expenditures it has made and shall confirm its advice in writing.

              ARTICLE 10 - BOOKS, RECORDS, REPORTS AND REMITTANCES

         10-1. Financial and Other Records. St. Joe shall perform all accounting services that GCC requires for operating, tax, and financial reporting purposes. It shall keep detailed financial and other appropriate records with respect to the Properties, their development, operation, management, maintenance, marketing and sale.

         10-2. Generally Accepted Accounting Practices; Access. All books and records shall be maintained in accordance with generally accepted accounting principles and methods of accounting approved by (i) GCC, (ii) by the accounting firm or firms engaged to audit St. Joe's accounts and, if applicable, (iii) by any lender to GCC and/or FECI. GCC, St. Joe and the accounting firm or firms shall have reasonable access to and the right to examine and copy all such books at any time during normal business hours.

         10-3. Monthly Reports. Within 30 days after the end of each month, St. Joe shall cause to be prepared and deliver to GCC a detailed financial statement showing the total receipts collected or accrued and expenditures made or incurred during the month. Each monthly statement shall include at least the following information: (a) a revenue schedule showing all revenues and receipts;
(b) a comparison for the month and for the year to date of actual and budgeted operating results, and (c) St. Joe's comments regarding any line item variance which exceeds by more than 5% the budgeted amount for the line item; and (d) a report on the status of any significant delinquent accounts for the month and for the year to date.

         10-4. Quarterly Reports. Within 30 days after the end of each calendar quarter, St. Joe shall cause to be prepared and deliver to GCC (a) a balance sheet for GCC as of the end of the quarter, (b) statements of income and (c) statements of cash flow for the year to date and for the three months ended at the end of the quarter. The balance sheet, and statement of income shall set forth comparisons with the corresponding items in the Budgets applicable to such periods. All financial statements prepared pursuant to this Section 10-4 shall treat Operating Properties and Vacant Lands separately.

         10-5. Annual Reports. Within 75 days after the end of each calendar year, St. Joe shall cause to be prepared and deliver to GCC a balance sheet showing all of GCC's assets, liabilities and net worth as of the end of the year together with statements of its income and cash flow for the preceding year. The statements of income shall contain comparisons with the corresponding items in the Annual Budget for the year and with corresponding figures for the preceding year. Each such statement shall treat Operating Properties and Vacant Lands separately. The financial statements prepared pursuant to this section 10-5 shall fairly reflect GCC's financial position and the results of its operations in accordance with generally accepted accounting principles and procedures consistently applied.

         10-6. Attendance at GCC Board Meetings. If GCC or FECI desires to have St. Joe report on St. Joe's performance under this Agreement at any meeting of the Board of Directors of FECI or GCC, GCC shall, at least 10 days before each such meeting give Notice to St. Joe of the date and time of the meeting. In such event, St. Joe shall cause a

St. Joe officer who is familiar with St. Joe's performance under this Agreement
(a) to prepare and submit to GCC at least 3 days before the meeting a written report for distribution to members of the board on St. Joe's activities and the status of any ongoing projects and (b) to be available at the place of the meeting to report orally and answer questions on St. Joe's performance.

         10-7. Access to GCC Records. GCC shall confidentially give St. Joe access to or copies of all of GCC's operating, tax, and financial reporting records relating to the Properties for all time periods before the date of this Agreement.

         St. Joe agrees that it shall use such records, and any of the information contained therein, only to perform its obligations pursuant to this Agreement and St. Joe shall keep all such records and information confidential: provided, however, that St. Joe may disclose such records and information to its officers and employees who need to know such information to discharge its obligations hereunder. Any officers or employees of St. Joe that are provided such records and information shall be advised of this confidentiality agreement and St. Joe will ensure that such officers and employees will act in accordance herewith. St. Joe shall give the GCC Authorized Representative prompt Notice of any request to disclose such records or information (or any portion thereof) in any proceeding and shall cooperate with GCC in connection with any such request.

               ARTICLE 11 - BANK ACCOUNTS AND PAYMENT OF EXPENSES

         GCC shall establish and maintain the following bank accounts all of which St. Joe shall manage on GCC's behalf: (i) a Petty Cash Account for expenditures of up to

$1,000, (ii) an Operating Account into which St. Joe shall deposit promptly all funds that are collected in operating or selling Properties and from which St. Joe will make withdrawals to pay operating expenses, pay for capital improvements, replenish the Petty Cash Account and make emergency expenditures; and (iii) a Controlled Disbursement Account from which it will make withdrawals to replenish the Operating Account. St. Joe is hereby authorized to withdraw funds from all of such accounts in order to make payments authorized by this Agreement. From time to time, St. Joe shall notify GCC of the names of St. Joe officers whom it has authorized sign checks or other instruments withdrawing funds from the accounts. Upon receipt of such notices, GCC shall execute and deliver any authorizations to the bank or banks in which the accounts are maintained that the banks may require to permit the St, Joe personnel so designated to sign checks and other instruments drawn on the accounts. St. Joe shall be fully responsible to GCC for all GCC funds handled by St. Joe officers, employees and contractors. St. Joe will ensure that no GCC funds are commingled with any of St. Joe's own funds or with funds belonging to any other person. Any banking institution may act in reliance on the provisions of this section with respect to the GCC bank accounts described in this section, and the parties shall hold it harmless for any actions it takes in reliance on this Article. Notwithstanding the foregoing, GCC may from time to time supplement or modify the accounts and the procedures for handling GCC's funds by giving Notices to St. Joe describing any changes it desires to make (a "Change Notice"). To the extent of any conflict or inconsistency between the terms of any Change Notice and this section, the instructions and procedures stated in the Notices shall govern.

          ARTICLE 12 - EXECUTION OF DEEDS, LEASES AND OTHER DOCUMENTS

         Subject to the limitations set forth in this Agreement, St. Joe is hereby appointed GCC's attorney-in-fact to execute and deliver in GCC's name and on its behalf all contracts, deeds, leases, notes, mortgages and other documents or instruments execution of which is necessary or desirable in connection with the management, development, improvement, maintenance, sale, leasing, or mortgaging of any of the Properties. Any person dealing with St. Joe as manager of GCC's properties shall be entitled to rely on any instrument signed by St. Joe in GCC's name without inquiring further into St. Joe's authority to act for GCC. GCC shall at St. Joe's request execute multiple copies of a form of power of attorney for recording in the public records and for delivery to persons who deal with it as agent for GCC.

                           ARTICLE 13 - GCC APPROVALS

         13-1. Requests for Approval. All requests by St. Joe to GCC for approval of St. Joe's proposals for future action under this Agreement (an "Approval Request") shall be in writing and shall be made to the Authorized Representative. Such Approval Requests include but are not limited to requests for approval of Annual Budgets, General Development Plans and any other actions under this Agreement that require GCC's approval.

         13-2. Approval Procedure . Within 30 days after GCC receives an Approval Request from St. Joe, GCC shall either (i) approve the Approval Request by giving

Notice of approval to St. Joe, or (ii) give Notice to St. Joe that it does not approve. If GCC fails to do either within the 30-day period after St. Joe submits an Approval Request, the proposed activities shall be deemed disapproved. If GCC disapproves any future activity St. Joe has proposed, (i) it shall give St. Joe a written statement in reasonable detail setting forth the basis for its decision and (ii) if requested by GCC St. Joe may submit a revised request within a reasonable time. Within thirty (30) days after GCC receives a revised Approval Request, GCC shall either (I) approve the Approval Request by giving Notice of approval to St. Joe, or (ii) give notice to St. Joe that it does not approve. In the event an Approval Request relates to a tenant lease and it is disapproved, St. Joe shall not be prohibited from providing such tenant any other services on properties not owned by GCC.

         13-3. Approval Procedure for Annual Budgets. If by the end of any calendar year, GCC has not approved an Annual Budget that St. Joe has proposed for the succeeding year, the budget for the preceding year shall continue in full force until an Annual Budget for the new year is approved; provided that
(i) until the Annual Budget for the new year is approved, St. Joe shall be authorized to incur all reasonable costs and expenses that it deems reasonably necessary to continue the operation, management, maintenance, marketing and sale of the Properties at the level approved by GCC in the Annual Budget for the previous year and St. Joe shall be entitled to reimbursement for the same, and
(ii) upon its approval, the new Annual Budget shall become effective retroactively as of the beginning of the new year.

                     ARTICLE 14 - RISK OF LOSS, INSURANCE,
                            LITIGATION AND INDEMNITY

         14-1. GCC's Risk of Loss. GCC shall bear all risk of loss or damage to the Properties and all liability in connection with the Properties or the ownership or management of the Properties not caused by St.
Joe's (a) gross negligence and (b) willful misconduct.

         14-2. GCC's Insurance. St. Joe will arrange for and maintain for GCC, in GCC's name, and at GCC's expense, such property, general liability, and motor vehicle liability insurance as it reasonably determines to be adequate and appropriate. Such insurance shall include the following types of insurance:

                  14-2-1. Property Insurance. Property insurance covering loss or damage by fire, flood, earthquake and other casualties to the Properties and any personal property and equipment used in connection with the Properties, under an "all risk" insurance policy with extended coverage and with broad form endorsements covering the full replacement cost of all improvements on the Properties and related personal property. Such insurance policy or policies shall have a deductible of not more than $100,000 per occurrence;

                  14-2-2. Liability Insurance. (i) Comprehensive general public liability insurance naming GCC as insured with limits of not less than $1,000,000 per occurrence and a $2,000,000 general aggregate coverage limit;
(ii) Comprehensive automobile liability insurance naming GCC as insured with limits for bodily injury and property damage of not less than $1,000,000 per occurrence. The comprehensive motor vehicle liability policy shall include blanket non-owned coverage. Any of the foregoing insurance coverage may be provided under policies acquired solely for GCC or the Properties or as part of blanket policies covering other properties or entities either in which GCC has, or its affiliates have, an interest

         14-3. St. Joe's Insurance. St. Joe shall obtain for itself and maintain in force for the term of this Agreement, at St. Joe's expense, worker's compensation and unemployment insurance with statutory limits as required by the State of Florida or any other jurisdiction in which St. Joe shall have providing Asset Management Services. Any such insurance coverage may be provided pursuant to policies acquired solely for St. Joe or the Properties or as a part of blanket policies covering other properties or entities which St. Joe or its affiliates have an interest or for which St. Joe or its affiliates provide services.

         14-4. Claims Management. St. Joe shall (a) make such claims, give such notices and take such other actions on GCC's behalf as may be necessary or desirable to ensure that GCC receives all benefits to which it is entitled under the insurance policies provided for in this Article and (b) take such actions on GCC's behalf as may be optimal to assert any other claims GCC may have against third parties.

         14-5. Litigation. Subject to section 2-4, St. Joe shall manage all litigation brought by or against GCC relating to the Properties, take reasonable steps to ensure that GCC is represented effectively and at optimal cost, and keep GCC informed of all developments in any litigation that has a significant effect on GCC's interests.

         14-6. Indemnity. St. Joe shall indemnify and hold GCC harmless against all damages, claims, losses, harms, liabilities and expenses, including reasonable attorneys fees, which GCC may suffer on account of St. Joe's (a) negligence and (b) willful misconduct.

                        ARTICLE 15 - TERM AND TERMINATION

         15-1. Term. The term of this Agreement will commence on the Effective Date and continue until December 31, 1999, or until the term is sooner terminated as provided in this Article. This Agreement shall be automatically renewed for 1-year terms ending on December 31st of each succeeding year unless either party gives notice to the other at least 120 days before the end of any term that it has decided that the Agreement will not be renewed at the end of the term.

         15-2. Termination.

                  15-2-1. Events of Default. The happening of any of the following events with respect to either of the parties shall be deemed a default by that party and cause for termination by the other party: (a) the filing of a petition for relief by or against a party as a debtor or bankrupt under the Bankruptcy Code except a petition contested by the party and dismissed within 90 days; insolvency of a party as finally determined in a court proceeding; the filing by a party of a petition for the appointment of a receiver or a trustee for the party or a substantial part of its assets; (b) commencement of any proceedings by or against a party seeking reorganization, arrangement, insolvency, adjustment of debt or liquidation under the law of any jurisdiction except a proceeding that is filed by another person and finally dismissed within 120 days; (c) the failure by a party to perform any of its obligations under this Agreement and to remedy the failure within 30 days after written notice from the other party; or
(d) the dissolution or liquidation of a party (other than a dissolution or liquidation after which the business of the party is continued by a successor-in-interest).

                  15-2-2. Remedies Upon Default. Upon the occurrence of any event of default and the expiration of any applicable cure period, the party not in default may elect, by giving Notice to the defaulting party, to terminate this Agreement and exercise such other remedies as may be provided by law under the circumstances. The remedies granted to the party not in default by this Agreement or otherwise available to that party shall be cumulative, and the exercise of any remedy shall not be considered as an election by that party of a remedy, or as a waiver of any other remedy available to it, except as this Agreement expressly provides. Moreover, except as otherwise provided in this Agreement, the recitation of remedies in this Agreement shall not be deemed to exclude a party not in default from any other legal or equitable remedy or remedies which it may have. Failure by a party not in default to enforce any of the rights granted in the Agreement upon the occurrence of an event of default by the other party shall not operate as an estoppel or as a waiver against the party not in default or prevent that party at any later time from electing to exercise all or any of such rights upon any later default.

         15-3. Option to Terminate. At any time during any term of this Agreement that begins after December 31, 1999, either party may terminate this Agreement without cause by giving the other party Notice of its intention to terminate. Termination under this subsection shall be effective upon the expiration of 120 days after the date the Notice is given. Upon termination under this section and after compliance by the parties with their obligations under Article 8 and all other provisions of this Agreement intended to remain in effect after termination or to become effective upon termination, all obligations of the parties to each other under this Agreement shall cease and be deemed to have been fully satisfied, and neither party shall have any additional obligation or liability to the other under this Agreement.

         15-4. Duties Upon Termination.

                  15-4-1. Delivery of Property. Upon termination of this Agreement and regardless of the reason for termination, St. Joe shall deliver to GCC, or to any person or agent of GCC at GCC's direction, such of the following that St. Joe may have in its possession: (a) all funds in the bank accounts maintained for GCC to which GCC is entitled under this Agreement through the date of termination; (b) any escrow accounts, subject to the applicable terms of the escrow agreements; (c) all books and records St. Joe has maintained as agent for GCC; and (d) all contracts, agreements, plans, specifications, and other documents and property relating to the Properties and belonging to GCC.

                  15-4-2. Retention of Copies. St. Joe shall be entitled to retain copies of all such books, records and documents; provided, however, that St. Joe shall use such books, records and documents only to perform its obligations pursuant to this Agreement and keep such books, records and documents, and the information contained therein, confidential.

                  15-4-3. GCC's Financial Obligations After Termination. If this Agreement is terminated for any reason, GCC shall promptly fulfill its financial obligations to St. Joe under this Agreement, including obligations set forth in
Article 8, and shall be responsible for all reimbursable expenses that St. Joe incurred on GCC's behalf prior to the date termination is effective. After termination, St. Joe shall promptly remit to GCC any amounts received by St. Joe which properly belong to GCC. GCC shall thereafter be responsible for and be deemed to have assumed all obligations, commitments and other liabilities that St. Joe shall have properly incurred or made on its behalf under this Agreement or in connection with the termination of this Agreement.

         15-5. Vesting of Right to Compensation. If this Agreement is terminated for any reason, the amount of fees GCC is obligated to pay to St. Joe under
Article 8 shall be calculated to the date of termination and GCC shall pay St. Joe all fees that may be owing through that date.

                            ARTICLE 16 - ARBITRATION

         All disputes between the parties arising under this Agreement and any other agreements and instruments executed and delivered by GCC and St. Joe pursuant to this Agreement shall be submitted to and resolved by arbitration provided and conducted in accordance with the rules as of the date of submission of the American Arbitration Association. In the event of any such arbitration, there shall be only one arbitrator who shall be selected jointly by the parties. If the parties cannot agree to an arbitrator within 30 days after either party demands arbitration, the arbitrator shall be selected by the American Arbitration Association. Meetings with the arbitrator shall be held in Jacksonville, Florida. The decision of the arbitrator shall be binding upon the parties and shall not be subject to appeal. The party against whom the arbitration decision is rendered shall pay the prevailing party an amount equal to all reasonable expenses the prevailing party has incurred in connection with the arbitration, including but not limited to reasonable attorneys fees. If the arbitrator's decision does not in all respects favor the position of one party, the arbitrator shall either (a) designate in his or her decision a prevailing party and the percentage of its expenses to be paid by the other party or (b) provide that each party shall bear its own expenses.

                              ARTICLE 17 - GENERAL

         17-1. Related Party Transactions. Subject to section 2-4, St. Joe shall have the right to enter into agreements or other arrangements to purchase for GCC's benefit or for any property managed under this Agreement goods and services from itself or from any affiliate or subsidiary if (a) the compensation paid or promised for such goods or services is reasonable (i.e., at fair market value) and is paid only for goods or services actually furnished, (b) the goods or services to be furnished are necessary or appropriate for the operation, management, maintenance, sale or leasing of any property and (c) the terms on which the goods or services are furnished are at least as favorable to GCC as would be obtainable in an arms length transaction with any third party who would be providing comparable services within the greater metropolitan area of the city in which the specific property is located. St. Joe shall fully disclose to GCC the material terms of any such transactions with St. Joe or any of its affiliates entered into on GCC's behalf.

         17-2. No Employment or Partnership Relationship. Notwithstanding any other provisions of this Agreement, St. Joe shall not be GCC's agent with respect to employer-employee relationships between St. Joe and personnel who are on St. Joe's payroll in connection with the payment of compensation or benefits, terms or conditions of employment, liability for any form of contribution or payroll taxes, compliance with statutes governing employment practices, or workmen's compensation insurance. All personnel on St. Joe's payroll shall be employees of St. Joe and not of GCC. Nothing in this Agreement shall be construed (a) to create a partnership or joint venture between GCC and St. Joe,
(b) to give St. Joe any interest in the Properties, (c) to make the parties or their respective officers and employees partners, officers or employees of the other, or (d) to authorize either party to act for or bind the other, except as specified in this Agreement.

         17-3. Representations and Warranties.

                 17-3.1. GCC's Representations and Warranties. GCC hereby makes the following representations and warranties to St. Joe, all of which shall survive the execution and delivery of this Agreement:

                           (a) the execution, delivery and performance of this
Agreement have been duly authorized by all necessary actions on the part of GCC;

                           (b) this Agreement constitutes a legal, valid and
binding agreement of GCC, enforceable against GCC in accordance with its terms, except as may be limited by bankruptcy, insolvency, receivership and similar laws relating to creditors' rights from time to time in effect; and

                           (c) GCC has the corporate power and authority to
enter into this Agreement, has the authority to own and manage each Property, and has the further authority to contract with St. Joe to manage and operate each of its properties in accordance with the terms of this Agreement.

                  17-3.2. St. Joe's Representations and Warranties. St. Joe hereby makes the following representations, warranties and covenants to GCC, all of which shall survive the execution and delivery of this Agreement:

                           (a) St. Joe is duly organized, is validly existing
and is in good standing under the laws of the State of Florida and has complied with all applicable laws in order to conduct business in the State of Florida. St. Joe has all power and authority required to execute, deliver and perform this Agreement. St. Joe has sufficient expertise, staff and other resources to carry out St. Joe's duties hereunder in a prompt, efficient and diligent manner consistent with the Standards.

                           (b) the execution, delivery and performance of this
Agreement have been duly authorized by all necessary action on the part of St. Joe;

                           (c) this Agreement constitutes a legal, valid and
binding agreement of St. Joe, enforceable against St. Joe in accordance with its terms, except as may be limited by bankruptcy, insolvency, receivership or similar laws relating to creditors' rights from time to time in effect;

                           (d) St. Joe has or will obtain all licenses and
permits, including all governmental licenses and permits, necessary to legally and validly execute, deliver and perform this Agreement; and

                           (e) St. Joe is a licensed broker under the laws of
the State of Florida so as to enable it to act as leasing agent.

         17-4. Notices. Any notice given under this Agreement ("Notice") shall be deemed sufficient when it is delivered in writing to the party to be notified at its address set forth below, or, when it is mailed addressed to such party at the address given below, provided it is mailed by registered or certified mail, postage prepaid,. Any party may, by giving notice to the other in the manner provided for in this section, change its address for receiving notices. All notices and other communications on behalf of a party shall be signed by a duly authorized officer of that party.

                  Address for notices to GCC:

                  Gran Central Corporation
                  One Malaga Street
                  St. Augustine, Florida  32084
                  Attention: Mr. Carl F. Zellers, Jr.,  President
                  Copy to:   A. Gilchrist Sparks, III
                             Morris, Nichols, Arsht & Tunnell
                             1201 North Market Street
                             Wilmington, Delaware  19899

                  Address for notices to St. Joe:

                  The St. Joe Company
                  1650 Prudential Drive, Suite 400
                  Jacksonville, Florida 32207.
                  Attention: David D. Fitch, Senior Vice President Copy to: Mr. Robert M. Rhodes
                  Senior Vice President and General Counsel
                  The St. Joe Company
                  1650 Prudential Drive, Suite 400
                  Jacksonville, Florida 32207.

         17-5. Severability. If any provision of this Agreement is held to be unenforceable or enforceable only to a limited extent, the ineffectiveness of that provision shall not affect the validity or enforceability of this Agreement as a whole or of any other provision of this Agreement. Any provision that is held enforceable only to a limited extent may be enforced to that extent with the same effect as if the provision had expressly so provided.

         17-6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, but neither party may delegate or assign its duties under this Agreement by operation of law or otherwise, in whole or in part, without the prior written consent of the other party. Notwithstanding the foregoing, any party may assign any benefits due to it under this Agreement without consent to any corporation or other entity all of the outstanding capital stock or other equity interest in which is owned by that party, provided the assignee expressly assumes all the obligations of the assignor in a writing delivered to the other party, and if the assignor executes such writing and agrees to remain primarily liable to the other party for the performance by the assignee of its obligations. Sale of a majority of the capital stock of St. Joe shall not be deemed to be an assignment within the meaning of this section.

         17-7. Governing Law. This Agreement shall be construed, performed and enforced in accordance with the laws of the State of Florida.

         17-8. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters treated in it and supersedes any and all prior agreements or understandings between the parties whether written or oral. This Agreement may not be changed or modified except by an instrument in writing signed by the parties and stating that it amends this Agreement. Article and section headings shall have no effect in interpreting this Agreement.

         IN WITNESS WHEREOF, GCC and St. Joe have caused this Agreement to be executed by their respective duly authorized officers, as of the date and year first above written.


                                            GRAN CENTRAL CORPORATION


/s/Patricia Jewell                          By: /s/ Carl F. Zellers, Jr.
/s/ Mary C. Mueller                                 Carl F. Zellers, Jr.
                                                    President


                                            THE ST. JOE COMPANY


/s/Alison D. Kennedy                        By: /s/David Fitch
/s/Peggy G. Hawkins                         Name:  David Fitch
                                            Title: Senior Vice President

                                  SCHEDULE "A"

                                 DEVELOPED LAND



Location                            Number of Buildings
--------                            -------------------

-----------------------------------------------------------------------
duPont Center                                2
Jacksonville, FL
-----------------------------------------------------------------------
Gran Park at Deerwood                        4
Jacksonville, FL
-----------------------------------------------------------------------
Gran Park at Interstate South                6
Jacksonville, FL
-----------------------------------------------------------------------
Gran Park at Jacksonville                    5
Jacksonville, FL
-----------------------------------------------------------------------
Gran Park at the Avenues                     8
Jacksonville, FL
-----------------------------------------------------------------------
Gran Park at Riviera Beach                   5
Riviera Beach, FL
-----------------------------------------------------------------------
Gran Park at McCahill                        5
Miami, FL
-----------------------------------------------------------------------
Gran Park at Southpark                       2
Orlando
-----------------------------------------------------------------------
Gran Park at Miami                          25
Miami, FL
-----------------------------------------------------------------------
Hialeah, FL                                  2
-----------------------------------------------------------------------
Pompano Beach, FL                            1
-----------------------------------------------------------------------

         TOTAL:                             65

                                  SCHEDULE "B"

                                   VACANT LAND




COUNTY                              ACRES
------                              -----

-----------------------------------------------------------------------
Brevard                             2,396
-----------------------------------------------------------------------
Broward                                46
-----------------------------------------------------------------------
Dade                                  605
-----------------------------------------------------------------------
Duval                                 423
-----------------------------------------------------------------------
Flagler                             3,462
-----------------------------------------------------------------------
Indian River                            5
-----------------------------------------------------------------------
Martin                                661
-----------------------------------------------------------------------
Manatee                               897
-----------------------------------------------------------------------
Palm Beach                            147
-----------------------------------------------------------------------
Orange                               ---
-----------------------------------------------------------------------
St. Johns                           3,321
-----------------------------------------------------------------------
St. Lucie                             567
-----------------------------------------------------------------------
Seminole                                1
-----------------------------------------------------------------------
Volusia                             2,908
-----------------------------------------------------------------------

-----------------------------------------------------------------------
         TOTAL:                    15,439
-----------------------------------------------------------------------
